ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

(This document was filed electronically)
USE BLACK INK ONLY-DO NOT HIGHLIGHT		ABOVE SPACE IF FOR OFFICE USE ONLY

1.	Name of Corporation:	Clearwater Venture, Inc.

2.	Resident Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent:
☐ Noncommercial Registered Agent OR ☒ Office or Position with Entity
President
Name of Noncommerical Registered Agent OR Name of Title of Officer or Other Position with Entity
		8174 Las Vegas Blvd. S. Ste 109		Las Vegas	NV	89123
		Street Address		City	State	Zip

		Mailing Address (if different from street address)		City	State	Zip

3.	Authorized Stock: (number of shares corporation authorized to issue)	Number of shares with par value:	100,000,000	Par value: $ 0.0010	Number of shares without par value: 0

4.	Names & Addresses of Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attached additional pages if more than two directors trustees)	1.
Name Tuston Brown
		8174 S. Las Vegas Blvd. S, Ste 109		Las Vegas	NV	89123
		Street Address		City	ST	Zip Code

2.
Name

		Street Address		City	ST	Zip Code

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Any Legal Purpose

6.	Name, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Tuston Brown			/S/ Tuston Brown
		Name		Signature
		8174 Las Vegas Blvd. S, Ste 109		Las Vegas	NV	89123
		Street Address		City	ST	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/s/ Tuston Brown		2/24/2014
		Authorized Signature of R.A. or On Behalf of R.A. Company		Date